Exhibit 99.1

FIRST FINANCIAL HOLDINGS, INC.
34 Broad Street – Charleston, S.C. 29401
843-529-5933 – FAX: 843-529-5883

NEWS	NEWS	NEWS	NEWS	NEWS

Contact:	Dorothy B. Wright
Vice President, Investor Relations
and Corporate Secretary
(843) 529-5931 or 729-8119

FIRST FINANCIAL HOLDINGS, INC.
ANNOUNCES INCREASED EXPENSES AND LOAN LOSS PROVISIONS
RECORDED DURING FIRST QUARTER OF FISCAL 2008

Charleston, South Carolina (January 11, 2008) - First Financial Holdings, Inc. (“Company”) (NASDAQ GSM: FFCH) today announced preliminary information regarding earnings results for the quarter ended December 31, 2007, its first quarter of fiscal 2008.

The Company previously announced that it was offering an early retirement program to employees who met certain age/service criteria. The pre-tax expense related to this program is approximately $1.75 million. The Company also recorded an expense during the first quarter for its share of the Visa USA Inc. antitrust lawsuit settlement with American Express and other pending Visa litigation (reflecting our share as a Visa member) of approximately $260 thousand before tax. After tax, the effect of these two items is a reduction of earnings per share of approximately $0.11 per common diluted share for the quarter ended December 31, 2007. The Company expects that proceeds from an anticipated share redemption related to its ownership interest in Visa’s planned initial public offering will more than offset its recorded Visa-related liabilities.

In addition, the Company expects to increase its loan loss provision to $3.25 million for the quarter ended December 31, 2007. The increase in the provision is primarily attributable to probable losses related to four residential lot loans and to a $475,000 charge-off related to one commercial real estate land loan. It should be noted that overall loan portfolio growth has been strong during this quarter and this is another factor in the increased provision as well. Loan balances are expected to increase approximately $55 million for the quarter ended December 31, 2007 from $2.16 billion at September 30, 2007.

The Company has scheduled its regular quarterly earnings conference call on Thursday, January 17 at 2:00 p.m. EST. Management will discuss results for the first quarter of fiscal 2008 at that time.

First Financial is the unitary savings and loan holding company for First Federal Savings and Loan Association of Charleston, which operates 55 offices located in the Charleston metropolitan area, Horry, Georgetown, Florence and Beaufort counties in South Carolina and Brunswick County in coastal

- more -
First Financial Holdings, Inc.

January 11, 2008

North Carolina. The Company also provides insurance, brokerage and trust services through First Southeast Insurance Services, The Kimbrell Insurance Group, First Southeast Investor Services and First Southeast Fiduciary and Trust Services. For additional information, please visit our Web site at www.firstfinancialholdings.com.

Forward-Looking Statements
Certain matters in this news release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among others, expectations of the business environment in which the Company operates, projections of future performance, including operating efficiencies, perceived opportunities in the market, potential future credit experience, and statements regarding the Company’s mission and vision. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. Management’s ability to predict results or the effect of future plans or strategies is inherently uncertain. The Company’s actual results, performance or achievements may differ materially from those suggested, expressed or implied by forward-looking statements due to a wide range of factors including, but not limited to, the general business environment, general economic conditions nationally and in the State of South Carolina, interest rates, the South Carolina real estate market, the demand for mortgage loans, competitive conditions between banks and non-bank financial services providers, regulatory changes and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended September 30, 2007. Accordingly, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on these statements.

Such forward-looking statements may include projections. Such projections were not prepared in accordance with published guidelines of the American Institute of Certified Public Accountants or the SEC regarding projections and forecasts nor have such projections been audited, examined or otherwise reviewed by independent auditors of the Company. In addition, such projections are based upon many estimates and inherently subject to significant economic and competitive uncertainties and contingencies, many of which are beyond the control of management of the Company. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by the Company that the projections will prove to be correct. The Company does not undertake to update any forward-looking statement that may be made on behalf of the Company.

For additional information about First Financial, please visit our web site at www.firstfinancialholdings.com or contact Dorothy B. Wright, Vice President-Investor Relations and Corporate Secretary, (843) 529-5931.